CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated February 14, 2019, relating to the financial statements of Kush, Inc., as of December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2107, which are contained in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Hall & Company
Hall & Company Certified Public Accountants & Consultants, Inc.
Irvine, CA
February 14, 2019